EXHIBIT 10.7.2
Executive Version

AMENDMENT NO. 2
AMENDMENT NO. 2 dated as of December 21, 2015 (this “Amendment”) to the Revolving Credit and Guaranty Agreement dated as of May 16, 2014 (as previously amended, the “Existing Credit Agreement”) among Etsy, Inc. (the “Borrower”), the GUARANTORS party thereto, the LENDERS party thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as Agent (the “Agent”).
W I T N E S S E T H :
WHEREAS, the parties hereto desire to amend the Existing Credit Agreement as set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement (as defined below) has the meaning assigned to such term in the Amended Credit Agreement. Each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Existing Credit Agreement shall, from the Amendment Effective Time, refer to the Existing Credit Agreement as amended hereby (the “Amended Credit Agreement”). For the avoidance of doubt, this Amendment shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement.
SECTION 2    . Amendments. Effective as of the Amendment Effective Time (as defined below):
(a)    Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of December 21, 2015.
“Approved Investment Policy ” means that certain “Etsy Investment Objective and Policy Guidelines” delivered to the Administrative Agent prior to the execution of Amendment No. 2 (without giving effect to any subsequent amendments or modifications thereto).
(b)    The definition of “Permitted Investments” in Section 1.01 of the Existing Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (e) thereof, (ii) replacing the “.” at the end of clause (f) thereof with “; and”, and (iii) inserting a new clause (g) that provides “investments not included in clauses (a) through (f) above, but that are permitted pursuant to the terms of the Approved Investment Policy”.
(c)    Section 6.04(f) of the Existing Credit Agreement is hereby amended and restated as follows:
“the Borrower may (i) repurchase its Equity Interests owned by employees of the Borrower or its Subsidiaries or make payments to employees of the Borrower or its Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees or (ii) pursuant to and in accordance with stock option plans or other compensation benefit plans, retain its Equity Interests to satisfy withholding obligations in connection with equity based compensation plans (and pay such withholding obligations on behalf of holders of its Equity Interests), in an aggregate amount (for all payments pursuant to this clause (f)) not to exceed $10,000,000 in any fiscal year and $30,000,000 in the aggregate; and”

(d)    Section 6.06 of the Existing Credit Agreement is amended (i) by deleting the “and” at the end of clause (g) thereof, (ii) by inserting a new clause (h) that shall provide “Investments in Cash and Permitted Investments; and”, and (iii) by renumbering clause (h) as clause (i).
(e)    The second sentence of Section 3.04(a) of the Existing Credit Agreement is hereby amended by (i) deleting the words “As of the Amendment No. 1 Effective Date, ” and (ii) replacing the word “other” with the word “Other”.
(f)    Section 3.05(c) of the Existing Credit Agreement is hereby amended by deleting the words “As of the Amendment No. 1 Effective Date, ”.
(g)    Section 3.12 of the Existing Credit Agreement is hereby amended by deleting the words “as of the Amendment No. 1 Effective Date”.
(h)    Section 3.14 of the Existing Credit Agreement is hereby amended by deleting the words “As of the Amendment No. 1 Effective Date, ”.
(i)    Schedule 3.12 of the Disclosure Letter to the Credit Agreement is hereby amended in the form separately provided to the Administrative Agent on the date hereof.
SECTION 3    . Representations of Obligors. The Obligors represent and warrant that (i) the representations and warranties of the Obligors set forth in Article 3 of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Time; provided that (x) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (y) in each case such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by “materiality”, “material adverse effect” or similar language, in the text thereof; and (ii) no Default shall have occurred and be continuing as of the Amendment Effective Time.
SECTION 4    . Effectiveness of Amendments. This Amendment shall become effective upon receipt by the Agent of a counterpart hereof signed by each Obligor and the Required Lenders (such time, the “Amendment Effective Time”).
SECTION 5    . Certain Consequences Of Effectiveness.
(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, any Guarantor or any other party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(b)    Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
SECTION 6    . Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7    . Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ETSY, INC., as Borrower
By:	/s/ Kristina Salen
	Name:	Kristina Salen
	Title:	CFO

JARVIS LABS, INC., As Guarantor
By:	/s/ Chad Dickerson
	Name:	Chad Dickerson
	Title:	CFO

MORGAN STANLEY SENIOR FUNDING, as Agent
By:	/s/ Jonathan Kerner
	Name:	Jonathan Kerner
	Title:	Vice President

MORGAN STANLEY BANK, N.A., as Lender
By:	/s/ Jonathan Kerner
	Name:	Jonathan Kerner
	Title:	Authorized Signatory

GOLDMAN SACHS BANK USA, as Lender
By:	/s/ Jerry Li
	Name:	Jerry Li
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Lender
By:	/s/ Bruce S. Borden
	Name:	Bruce S. Borden
	Title:	Executive Director